EXHIBIT 99.2

                                                   For More Information Contact:
                                                          Thomas J. Rozycki, Jr.
                                                          Cubitt Jacobs & Prosek
                                                               212-279-3115 x208
                                                                  tom@cjpcom.com

                        ROOMLINX APPOINTS CASIMIR CAPITAL
                              AS FINANCIAL ADVISOR

          Retains Cubitt Jacobs & Prosek As Investor Relations Counsel


Hackensack, New Jersey (March 9, 2005) - RoomLinX, Inc. (OTCBB: RMLX.OB), a leading provider of wireless high-speed network solutions to the hospitality industry, today announced that it has appointed Casimir Capital as its financial advisor. RoomLinX also announced that it has retained Cubitt Jacobs & Prosek Communications (CJP) as investor relations counsel. CJP will provide infrastructure and programming for all of RoomLinX's investor communications in the US.

"The Board and the management team have been encouraged by recent customer wins and new distribution agreements, illustrating that RoomLinX is positioned to be the provider of choice in our target markets," said Aaron Dobrinsky, CEO of RoomLinX." "These appointments should help the Company to reach its strategic goals and provide increased value to shareholders."

Richard Sands, CEO of Casimir Capital, added, "We recognize the strength of RoomLinX's business proposition and pipeline, and are pleased to be able to assist them. Going forward, Casimir will work hand in hand with RoomLinX's management team as they move forward with their M&A and business development strategies."

 "We are extremely excited to partner with RoomLinX as the Company continues to expand its customer base," said Jennifer Prosek, Partner at CJP. "We have a heritage of assisting up-and-coming service providers like RoomLinX to increase their visibility in the financial community, and we are pleased to be a partner in their growth." Thomas J. Rozycki, Jr., who joined CJP as a Vice President in January, will lead the account.

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"RoomLinX success will not only be measured by its ability to grow its customer base, but also on its ability to educate current and potential stakeholders about the Company," Dobrinsky said. "We are confident that CJP will truly be a partner to our Company, and that the agency shares our enthusiasm for our business and the industry."

About RoomLinX, Inc.

RoomLinX currently provides high-speed wireless services to hotels and conference centers throughout the US. The Company conducts site surveys and custom-designs networks for each property, installing services within days. RoomLinX offers 24 X 7 customer support as well as network monitoring and troubleshooting.


About Cubitt Jacobs & Prosek Communications

Cubitt Jacobs & Prosek Communications (formerly Jacobs & Prosek Public Relations) is among the 75 largest public relations firms in the U.S. and one of the few domestic, midsize firms that offers its clients a gateway to Europe through its London office. Services include media relations, financial public relations, investor relations, corporate advisory, executive positioning, issues management, strategic consumer communications, graphic design and publishing. For more information, visit www.cjpcom.com.


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The statements contained in this press release that are not based on historical fact are "Forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties, including but not limited to: (i) the Company's history of unprofitable operations, both with respect to its core business and the business previously performed by Arc Communications, (ii) the significant operating losses that the Company has incurred to date, (iii) the Company's lack of liquidity and need for additional capital which it may not be able to obtain on favorable terms or at all, (iv) the "going concern" qualifications that accompanies the Company's financial statements, which, among other things, may make it more difficult for the Company to raise the additional capital that it
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requires in order to remain in business, (v) the fact that the Company has been required to operate with a working capital deficit, which limits its operating flexibility and opportunities, (vi) the substantially greater resources available to many of the Company's competitors, (vii) the Company's expectation that it will continue to operate at a loss for the foreseeable future, (viii) the fact that the Company's capital position substantially restricts its flexibility and opportunity to increase its revenues, (ix) the importance to the Company that its offerings remain technologically advanced if the Company is to attract new customers and maintain existing customers, (x) the Company's dependence on certain key employees and key suppliers, (xi) risks associated with potential intellectual property claims and (xii) the impact on the Company's business and industry of general economic conditions and regulatory developments. Such risks and others are more fully described in the "Risk Factors" set forth in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from the results expressed in, or implied by, such forward-looking statements.